Exhibit 99.1

SAN DIEGO, CA, April 4, 2011 – EdgeWave, Inc. (“EdgeWave”, “we”, or the “Company”) (OTCBB/OTCQB: EWVE), a leading provider in Secure Content Management (“SCM”) solutions, announced financial results for its fourth quarter and year ended December 31, 2011.

Fourth Quarter and Year to Date 2011 Financial and Operational Summary

Net billings* for the 2011 fourth quarter totaled $4.0 million, a decrease of approximately 26% compared to the same period in 2010.
Net billings* for the twelve months ended December 31, 2011 totaled $18.6 million, a decrease of approximately 11% compared to the same period in 2010.
Revenue for the three months ended December 31, 2011 decreased to $4.5 million as compared to $4.8 million for the comparable period in 2010.
Cash and cash equivalents as of December 31, 2011 and 2010 were $2.6 million.

Cash used by operating activities for the three months ended December 31, 2011 was $756,000 compared to $127,000 for the same period in 2010, a 495% increase.  Cash used by operating activities for the twelve months ended December 31, 2011 was approximately $3.0 million, an increase of approximately 176% from $1.1 million for the same period in 2010.

Q4 2011 operating expenses decreased 18% from $4.9 million in 2010 to $4.0 million in the same period in 2011, as the result of changes to our cost structure put in place at the end of June 2011.

Loss from operations for the three months ended December 31, 2011 was $961,000, a 40% improvement over the same period in 2010. Year to date net loss increased to $4.6 million through December 31, 2011 from a net loss of $3.6 million for the same period in 2010, mainly a result of additional operating expenses associated with the Red Condor transaction in 2010 offset by changes to our cost structure put in place at the end of June 2011.

“What a difference a year makes.   In late 2010 we purchased Red Condor’s (“RC”) business and assets because we had a vision of moving our products and services into the cloud and felt that adding RC’s technology and expertise would significantly enhance and accelerate this initiative” said Mr. Ryan, CEO of EdgeWave.  “RC helped us realize our product and company vision rapidly, by moving our web and email security technology into the cloud on their proprietary and state-of-the-art SaaS platform.   Today, we have a comprehensive, multi-format product offering that our customers appreciate and we are clearly seeing the strategy behind our technology fusion of RC and iPrism begin to pay off. Though some work remains, 15 months later, the company transformation we started in late 2010 is largely complete,” he added.

“Our current sales related activity is strong,” continued Mr. Ryan.  “Our investments in sales, marketing and product development are tracking according to plan.  We believe our decision to restructure our sales team with an emphasis on inside sales is being validated daily with new business and pipeline growth. Our marketing organization is bringing in record amounts of new leads for our prospecting team. Our product development team has also been very busy working on exciting new releases for 2012.  I remain very confident that we will achieve our internal sales and expense plan in 2012”, stated Mr. Ryan.

Financial Results and Net Billings*

Net billings* for the quarter ended December 31, 2011 were $4.0 million as compared to $5.4 million for the same period in 2010, a decrease of 26%.  For the twelve months ended December 31, 2011, net billings* totaled $18.6 million, an 11% decrease compared to $20.8 million for the same period in 2010.

EdgeWave reported revenues of $4.5 million and $4.8 million for the three months ended December 31, 2011 and 2010, respectively; a decrease of approximately $293,000, or 6%.  For the twelve months ended December 31, 2011 and 2010, the Company reported revenues of $18.0 million and $18.1 million, respectively.

Operating expenses for the quarter ended December 31, 2011 were $4.0 million compared to $4.9 million for the fourth quarter of 2010.  This decrease of 18% is the result of changes made to our cost structure at the end of June 2011.

Loss from operations for the three months ended December 31, 2011 was $961,000, a 40% improvement over the same period in 2010. Year to date net loss increased to $4.6 million through December 31, 2011 from a net loss of $3.6 million for the same period in 2010, mainly a result of additional operating expenses associated with the Red Condor transaction in 2010 offset by changes to our cost structure put in place at the end of June 2011.

Cash used by operating activities for the three months ended December 31, 2011 increased 495% from $756,000 compared to $127,000 for the same period in 2010.  Cash used by operating activities for the twelve months ended December 31, 2011 was approximately $3.0 million, an increase of approximately 176% from $1.1 million for the same period in 2010.  Year to date operating activities as of December 2011 includes twelve months of assumed operating expenses as a result of the Red Condor transaction that was effective August 2010, while year to date December 2010 operating activities only included Red Condor operations for five months.

* Net billings represent the amount of subscription contracts billed to customers net of discounts and are not numerical measurements that can be calculated in accordance with GAAP.  The Company provides this measurement in its financial performance because this measurement provides a consistent basis for understanding the Company’s sales activities for the current period. The Company believes the billing measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in the prior periods.  The rollforward of deferred revenue (which includes net billings and revenue) for the fourth quarter ended December 31, 2011 is set forth at the end of this press release.

Financing

In December 2011 and January 2012, the Company raised approximately $3.1 million of net proceeds in convertible notes and debt.

Awards

In December 2011 EdgeWave was named Innovator of The Year for SCM by SC Magazine, one of the world's most respected security publications. EdgeWave was the only company selected for the SCM category and one of only 10 companies recognized by SC Magazine as Innovators for 2011.

In March 2012 iPrism Web Security and ePrism Email Security were named winners of the 2012 Global Excellence Awards by Info Security Products Guide, the industry's leading information security research and advisory guide. iPrism won for Social Media, Web Filtering, and Content Security, and ePrism won in the Managed Security Services category.

New Additions to Key Positions of the Company

On February 2, 2012, EdgeWave named Dave Maquera as President of the Company.  Mr. Maquera reports directly to Lou Ryan, the Chief Executive Officer of the Company and brings over 25 years of executive leadership experience, most recently as Chief Strategy Officer and Senior Vice President of Clearwire, where he led corporate initiatives that produced strategic partnerships and funding opportunities.  Earlier in his career, Mr. Maquera also led and performed strategic analysis and planning for senior management of large international clients at McKinsey & Company.  Mr. Maquera holds a B.A. from the University of Pennsylvania and an M.B.A. from Harvard.

The Company named Steve Kelley as Senior Vice President of Corporate Development and Product Strategy on February 2, 2012. Steve Kelley is a security software veteran with over 15 years of experience in technology strategy, product management, and business development roles in the enterprise information technology industry.  Mr. Kelley has a B.B.A. from the University of Notre Dame and an M.B.A. from the Kellogg School of Management at Northwestern University.

About EdgeWave, Inc™

EdgeWave Inc. (OTC.BB: EWVE.OB - News) (OTCQB: EWVE.OB - News) develops and markets on demand, on-premises, and hybrid Secure Content Management (SCM) solutions to the mid-enterprise and service provider markets. The EdgeWave portfolio of web, email and data protection technologies delivers comprehensive secure content management with unrivalled ease of deployment and the lowest Total Cost of Ownership on the market. EdgeWave products and services include iPrism Web Security, a comprehensive Secure Web Gateway solution and the ePrism Messaging Security Suite, a fully-hosted solution for Email Filtering, Email Data Loss Protection, Email Encryption, Email Continuity, and Email Archiving, which can be accessed from a single user interface. With thousands of customers and over 200 partners worldwide, EdgeWave strives to deliver simple, high performance solutions that offer excellent value.

Based in San Diego, California, EdgeWave markets its solutions through a network of value added resellers, ISPs and MSPs, distributors, system integrators, OEM partners and directly to end users. For more information about EdgeWave, visit www.edgewave.com

©2011 EdgeWave, Inc. All rights reserved. The EdgeWave logo, iPrism, and the Red Condor Logo, are trademarks of EdgeWave, Inc. All other trademarks and registered trademarks are hereby acknowledged.

Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements of the plans, strategies, and objectives of management (including statements about our business transformation strategy); any statements concerning proposed new products, services, or developments; statements of belief  (such as our belief regarding the reception of our products, the success of our efforts to transform our business and the fusion of the Red Condor and iPrism technologies and the belief that the Company will achieve its internal sales and expense plan in 2012) and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; the ability to retain customers; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; our ability to integrate our acquisitions in accordance to plan; our ability to properly execute our strategies; our ability to convert leads into customers; our ability to raise capital, and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:
EdgeWave, Inc.
15333 Avenue of Science
San Diego, CA 92128

Investor and Public Relations
(858) 524-2061
IR@edgewave.com

EdgeWave, Inc.

 Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
Assets

Current Assets
Cash and cash equivalents	$2,609,000	$2,610,000
Accounts receivable - net of allowance for doubtful accounts of $25,000 and $30,000 at December 31, 2011 and 2010, respectively	4,097,000	3,669,000
Inventories - net	647,000	698,000
Prepaid expenses and other current assets	755,000	932,000

Total current assets	8,108,000	7,909,000

Fixed Assets - Net	660,000	492,000

Goodwill	8,279,000	8,279,000

Other Intangible Assets - Net	459,000	587,000

Other Assets	97,000	393,000

Total Assets	$17,603,000	$17,660,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$1,700,000	$-
Term loan, current portion	158,000	400,000
Accounts payable	1,370,000	1,133,000
Accrued compensation	1,169,000	1,526,000
Accrued expenses and other current liabilities	560,000	752,000
Warranty liability	186,000	210,000
Capitalized lease obligations, current portion	37,000	-
Deferred revenue, current portion	10,547,000	11,038,000

Total current liabilities	15,727,000	15,059,000

Convertible Notes Payable	4,836,000	3,214,000

Term Loan, Net of Current Portion	400,000	58,000

Deferred Rent	302,000	-

Capitalized Lease Obligations, Less Current Portion	146,000	-

Deferred Revenue	11,651,000	10,617,000

Total liabilities	33,062,000	28,948,000

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares authorized; 17,019,736 and 16,093,135 shares issued and outstanding at December 31, 2011 and 2010, respectively	166,000	158,000
Additional paid-in capital	42,228,000	41,818,000
Accumulated deficit	(57,853,000)	(53,264,000)

Total stockholders’ deficit	(15,459,000)	(11,288,000)

Total Liabilities and Stockholders’ Deficit	$17,603,000	$17,660,000

EdgeWave, Inc.

 Consolidated Statements of Operations

	Three months ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(*)	(*)
Revenues
Subscription	$3,515,000	$3,718,000	$14,418,000	$14,252,000
Appliance	946,000	1,036,000	3,623,000	3,763,000
License	-	-	4,000	56,000
Total Revenues	4,461,000	4,754,000	18,045,000	18,071,000

Cost of Revenues
Subscription	766,000	771,000	2,971,000	2,259,000
Appliance	618,000	688,000	2,370,000	2,572,000
License	-	1,000	2,000	14,000
Total Cost of Revenues	1,384,000	1,460,000	5,343,000	4,845,000

Gross Profit	3,077,000	3,294,000	12,702,000	13,226,000

Operating Expenses
Sales and marketing	1,950,000	2,341,000	8,525,000	7,629,000
Research and development	1,166,000	1,361,000	5,040,000	4,325,000
General and administrative	922,000	1,204,000	3,649,000	4,539,000
Total Operating Expenses	4,038,000	4,906,000	17,214,000	16,493,000

Loss from Operations	(961,000)	(1,612,000)	(4,512,000)	(3,267,000)

Other Expense (Income)
Interest expense - net	92,000	41,000	263,000	174,000
Loss on sale of assets	-	29,000	-	29,000
Other expense (income)	(148,000)	2,000	(193,000)	101,000
Total Other Expense	(56,000)	72,000	70,000	304,000
Loss Before Income Taxes	(905,000)	(1,684,000)	(4,582,000)	(3,571,000)

Income tax expense	1,000	3,000	7,000	3,000
Net Loss	$(906,000)	$(1,687,000)	$(4,589,000)	$(3,574,000)
Loss Per Common Share - Basic and Diluted	$(0.05)	$(0.12)	$(0.28)	$(0.25)
Weighted Average Shares Outstanding - Basic and Diluted	16,607,093	14,423,295	16,607,093	14,423,295

 * Derived from audited financial statements as of and for the years ended December 31, 2011 and 2010.

EdgeWave, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(*)	(*)
Cash Flows From Operating Activities
Net loss	$(906,000)	$(1,687,000)	$(4,589,000)	$(3,574,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	106,000	162,000	625,000	476,000
Allowance for doubtful accounts	5,000	26,000	(5,000)	17,000
Loss (gain) on change in fair value of warrant derivative liability	(13,000)	(1,000)	(58,000)	101,000
Loss on sale of assets	-	29,000	-	29,000
Stock-based compensation expense	50,000	39,000	244,000	174,000
Noncash interest expense	42,000	28,000	113,000	76,000
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	111,000	824,000	(423,000)	(441,000)
Inventories	(274,000)	(252,000)	51,000	(408,000)
Prepaid expenses and other assets	43,000	(254,000)	473,000	(904,000)
Accounts payable	632,000	152,000	237,000	(104,000)
Accrued expenses and other current liabilities	(345,000)	(49,000)	(132,000)	(2,000)
Accrued compensation	(7,000)	177,000	(357,000)	692,000
Warranty liability	(9,000)	20,000	(25,000)	18,000
Deferred rent	302,000	-	302,000	-
Deferred revenue	(493,000)	659,000	542,000	2,761,000
Net cash used in operating activities	(756,000)	(127,000)	(3,002,000)	(1,089,000)

Cash Flows From Investing Activities
Acquisition, net of cash acquired	-	-	-	(66,000)
Purchases of fixed assets	(118,000)	(66,000)	(448,000)	(125,000)
Net cash used by investing activities	(118,000)	(66,000)	(448,000)	(191,000)

Cash Flows From Financing Activities
Proceeds from issuance of convertible notes payable	4,500,000	-	4,500,000	3,175,000
Repayment of convertible notes payable	(2,991,000)	-	(2,991,000)	-
Proceeds from stock option exercises	3,000	37,000	107,000	49,000
Proceeds from the sales of stock under the employee stock purchase plan	-	2,000	67,000	26,000
Principal payments on capitalized lease obligations	(9,000)	-	(34,000)	(22,000)
Principal payments on term loans	(25,000)	(42,000)	(100,000)	(42,000)
Proceeds from term loans	-	-	200,000	500,000
Net increase (decrease) on line of credit	(300,000)	17,000	1,700,000	(2,250,000)
Net cash provided by financing activities	1,178,000	14,000	3,449,000	1,436,000
Net (Decrease) Increase in Cash and Cash Equivalents	304,000	(179,000)	(1,000)	156,000
Cash and Cash Equivalents at Beginning of Period	2,305,000	2,789,000	2,610,000	2,454,000
Cash and Cash Equivalents at End of Period	$2,609,000	$2,610,000	$2,609,000	$2,610,000

* Derived from audited financial statements as of and for the years ended December 31, 2011 and 2010.

EdgeWave, Inc.
Rollforward of GAAP Deferred Revenue (Unaudited)

Three Months Ended December 31, 2011

GAAP deferred revenue balance at September 30, 2011	$22,690
Net billings during fourth quarter 2011	3,969
Less GAAP revenue recognized during fourth quarter 2011	(4,461)
GAAP deferred revenue balance at December 31, 2011	$22,198

Tweleve Months Ended December 31, 2011

GAAP deferred revenue balance at January 1, 2011	$21,655
Net billings year to date 2011	18,588
Less GAAP revenue recognized year to date 2011	(18,045)
GAAP deferred revenue balance at December 31, 2011	$22,198